CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-260161 and 333-264180 on Form S-8 of our report dated March 2, 2023, relating to the financial statements of IsoPlexis Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2022. /s/ Deloitte & Touche LLP Hartford, Connecticut March 2, 2023